Presidential Air Corporation
                           4225 Executive Square, #200
                               La Jolla, CA 90232



                                  June 16, 2003

To the Partners of
Safe Travel Care

Re: Letter Agreement for the Purchase of the Assets of Safe Travel Care, a California General Partnership

Gentlemen:

This letter agreement (the "Agreement") contains the terms and conditions upon which Presidential Air Corporation, a Nevada corporation ("Buyer"), is willing to acquire the assets of Safe Travel Care, a California General Partnership ("Seller").

1. Assets. On the Closing Date (as hereinafter defined) and subject to the terms and conditions of this Agreement, Buyer agrees to purchase and Seller agrees to sell all of the assets, properties, interests and rights of Seller, real and personal, tangible and intangible, owned or leased by Seller which are used or held for use in the business of Seller including, but not limited to, all the following:

         All of the items set forth on Exhibit A attached hereto, and all right, title and interest in and to all of the other assets of the Company, including, but not limited to, all of the Company's:

                  (a) real property, leaseholds and subleaseholds therein, improvements, fixtures and fittings thereon, and easements, rights-of-way and other appurtenances thereto;

                  (b) tangible personal property (such as machinery, equipment, inventories of materials and supplies, goods or works in process and finished goods, and furniture);

                  (c) intellectual property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions including the right to the name "Safe Travel Care" and any other names;

                  (d) leases, subleases and rights
thereunder;

     (e) the asset value or benefit of the agreements, contracts, indentures, mortgages, instruments, guaranties, and other similar arrangements and rights thereunder, set forth on Exhibit B attached hereto (but not including any rights under contracts not being assumed hereunder,(the"Assumed Contracts");

     (f) accounts, notes and other receivables;

     (g) securities;

     (h) claims, deposits, prepayments, refunds, cause of action, rights of recovery, rights of set off and rights of recoupment;

     (i) franchises, approvals, certificates, variances, and similar rights; and

     (j) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings and specifications, creative materials, advertising and promotional materials, studies, reports and other printed or written materials;

     but excluding contracts or agreements to which Seller is a party (other than the Assumed Contracts set forth on Exhibit B attached hereto), tangible and intangible personal property disposed of or consumed in the ordinary course of business from the date of this Agreement until the Closing Date. The assets conveyed (the "Assets") will include all replacements and additions thereto between the date of this Agreement and the date on which the transactions contemplated hereby are consummated (the "Closing Date"). Seller agrees that it shall convey the Assets to Buyer free and clear of all liens, encumbrances and debts of any kind except to the extent expressly assumed by Buyer.

     2. Purchase Price.

     (a) The purchase price received for Assets (the "Purchase Price") shall be paid in Buyer's restricted Common Stock.

     (b) Subject to the adjustments set forth in Paragraph 4, the Buyer agrees to pay to the Seller 4,400,000 shares of its post reverse split common stock. As used in this Agreement, "Buyer Common Stock" shall mean the common stock of the Buyer, par value of $0.001 per share.

     (c) The Buyer Common Stock shall be shares of restricted stock which shall be subject to a 12-month lock up period.

     3. Adjustments and Prorations.

     (a) All revenues arising from the conduct of the business of Seller earned or accrued up until 11:59 p.m. on the day prior to the Closing Date, and all operating expenses arising therefrom incurred, accrued or payable up until such time, including tower rentals, business and license fees, utility charges, taxes (including without limitation any real and personal property taxes levied against the Assets), property and equipment rentals, applicable copyright or other similar fees, sales and service charges, and operating expenses arising under Assumed Contracts shall be prorated between Buyer and Seller in accordance with the principals that

     (1) Seller shall receive all revenues, refunds and deposits of Seller held by third parties and shall be responsible for all operating expenses incurred, payable or allocable to the conduct of the business and operations of the business for the period ending at 11:59 p.m. on the day prior to the Closing Date, and

     (2) Buyer shall receive all revenues, refunds and deposits of Seller and shall be responsible for all operating expenses incurred, payable or allocable to the conduct and operations of the business for the period commencing on and continuing after the Closing Date.

Unless otherwise credited to Buyer, an adjustment to the Purchase Price and proration shall be made in favor of Buyer to the extent that Buyer assumes any liability under any Assumed Contract to refund (or to credit against payments otherwise due) any security deposit or other prepayment paid to Seller.

     (b) Adjustments or prorations pursuant to this Paragraph 4 will, to the extent feasible, be determined and paid on the Closing Date based upon Seller's good faith calculation delivered to Buyer no less than five (5) days prior to the Closing Date and reasonably approved by Buyer, with final settlement and payment by the appropriate party occurring no later than 60 days after the Closing Date. Within 60 days after the Closing Date, Buyer shall submit to Seller its good faith determination of any adjustments or prorations required by this Paragraph 4. Buyer's determination of the amount of any such adjustments under this Paragraph 4 shall be made in accordance with generally accepted accounting principles, consistently applied. If Seller disagrees with Buyer's determination of any such adjustments, Seller shall give Buyer prompt written notice thereof, but in no event later than 20 days after its receipt of notice of Buyer's determination, specifying in reasonable detail the nature and extent of Sellers' disagreement, and Buyer and Seller shall have a period of 30 days in which to resolve the disagreement. If the parties are unable to resolve the disagreement within the 30 day period, Buyer and Seller shall jointly select and retain an independent certified public accounting firm, which accounting firm shall be directed to submit a final resolution of the matter within 30 days. The accounting firm's determination shall be binding upon Buyer and Seller. Each party shall bear the fees and expenses of its own representatives, including its independent accountants, if any, and shall share equally the fees and expenses of any independent certified public accounting firm engaged to resolve any disagreement between the parties. Within five (5) business days following a final resolution hereunder, the party obligated to make payment will make the payments determined to be due and owing in accordance with this Paragraph 4.

     4. Allocation. Within 30 days after the Closing Date, Seller and Buyer shall negotiate in good faith an allocation of the Purchase Price among the Assets (as well as liabilities assumed by Buyer) that complies with Section 1060 of the Code (as hereinafter defined). If the allocation is not agreed upon within 30 days after the Closing Date, then Buyer and Seller agree that the allocation shall be made and consistently reported by Buyer and Seller in compliance with Section 1060 based upon an asset valuation provided by an independent appraisal company jointly selected and retained by the parties which engages in the business of providing valuations for internet service providers (the "Appraisal Firm"). Buyer will request such appraisal from the Appraisal Firm promptly after such date as Buyer and Seller have selected and retained the Appraisal Firm. The Appraisal Firm's determination shall be binding upon Buyer and Seller. The cost of the Appraisal Firm shall be shared equally by Buyer and Seller. The appraisal, if required, shall be provided to Seller within 45 days after the request of such appraisal.

     5. Closing. Subject to the satisfaction or waiver of the conditions contained in this Agreement, the Closing will take place at (a) the offices of Presidential Air Corporation at 10:00 a.m. local time, on (i) the 10th business day after the execution of this agreement or (ii) the second business day after which all of the conditions to closing have been met, or (b) at such place and at such time as Buyer and Seller may agree. In addition to any other conditions specifically contained in this Agreement, unless waived by Buyer, the obligation of Buyer to effect the transactions contemplated hereby is subject to Seller having performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and, unless waived by Seller, the obligation of Seller to effect the transactions contemplated hereby, including without limitation title commitments and surveys obtained at the sole cost and expense of Seller.

     6. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows, and Buyer and Seller hereby agree that Seller's obligations hereunder are subject to these representations and warranties being true, correct and complete as of the Closing Date:

     (a) Buyer is a corporation duly organized, validly existing and in good standing in the Nevada and has all necessary corporate power and authority to execute this Agreement and the other documents to be executed by it in connection herewith (collectively with this Agreement, "Buyer's Agreement") and to consummate the transactions contemplated hereby and thereby.

     (b) Buyer's execution, delivery and performance of Buyer's Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on its part and, assuming the due execution and delivery of Seller's Agreements (as hereinafter defined) by Seller, will constitute the valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms, except as limited by laws affecting creditor's rights or equitable principles generally.

     (c) The execution, delivery and performance of Buyer's Agreements by Buyer does not require the consent of a governmental entity or a third party not affiliated with Buyer.

     (d) Buyer represents and warrants that the shares of Buyer Comon Stock issued pursuant to the Purchase Price are restricted securities under the Securities Act of 1933, as amended and are subject to substantial restrictions upon transfer. The certificates for shares of Common Stock will bear the following legend:

     THE  SECURITIES  REPRESENTED  HEREBY  HAVE NOT BEEN  REGISTERED  UNDER  THE
     SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY ACCEPTING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS,
     (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN ACCORDANCE WITH ANY OTHER EXEMPTION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS UPONO THE DELIVERY OF A LEGAL OPINION, REASONABLY SATISFACTORY TO THE ISSUER, TO THE FOREGOING EFFECT.

     (e) To the best of Buyer's knowledge after reasonable investigation, all reports or other documents filed by the Buyer with the Securities and Exchange Commission ("Commission") pursuant to Sections 12, 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at the time they were filed, complied with the requirements of the Securities Act of 1933, as amended, the Exchange Act and the rules and regulations adopted under such Acts and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

     (f) Buyer is subject to the reporting requirements under Sections 12,13,14 or 15(d) of the Exchange Act. To the best of theBuyer's knowledge after reasonable investigation, the Buyer has filed all reports with the Commission as required by the Exchange Act.

     7. Representations and Warranties of Seller. Subject to the matters set forth in the disclosure schedule contained on Exhibit F attached hereto (the
"Disclosure Schedule"), Seller hereby represents and warrants to Buyer as follows, and Buyer and Seller agree that Buyer's obligations hereunder are subject to these representations and warranties being true, correct and complete as of the Closing Date:

     (a) Seller is a California General Partnership and has all necessary power and authority to execute this Agreement and the other documents to be executed by it in connection herewith (collectively with this Agreement, "Seller's Agreements"), to conduct its business and operations as presently conducted and to consummate the transactions contemplated hereby and thereby.

     (b) Seller's execution, delivery and performance of Sellers' Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on its part and, assuming the due execution and delivery of Buyer's Agreements by Buyer, will constitute the valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, except as limited by laws affecting creditor's rights or equitable principles generally. No person other than Seller has any interest in any of the Assets.

     (c) Except as set forth in the Disclosure Schedule, the execution, delivery and performance of Seller's Agreements by Seller does not require the consent of any governmental entity or third party, will not conflict with or violate the provisions of Seller's Partnership provisions or any applicable law or any judgement, order or ruling of any government authority having jurisdiction over Seller, will not, directly or indirectly, conflict with or constitute a breach or default under any agreement, license or permit to which Seller is a party or is subject, and will not result in the creation of any lien or encumbrance on the Assets.

     (d) Except as set forth in the Disclosure Schedule Seller is the authorized legal holder of all licenses, permits and authorizations from governmental and regulatory authorities which are required for the lawful conduct and operation of the business of Seller as presently conducted and operated and all of such licenses, permits or authorizations are in full force and effect and are not subject to any restrictions or conditions limiting or restricting the continued conduct and operation of the business of Seller as presently conducted. Except as otherwise disclosed, there are no pending or threatened proceedings which could result in the revocation, modification or nonrenewal of such licenses, permits and authorizations, and Seller has no reason to believe that such licenses, permits and authorizations will not be renewed in their ordinary course.

     (e) Except as set forth in the Disclosure Schedule Seller is in compliance with all laws, regulations, rules and governmental orders applicable to its business and the Assets and the conduct and operation of its business, and Seller has not violated such laws, regulations, rules or governmental orders in the conduct and operation of its business and no such violations have occurred which would affect Sellers' ability to perform its obligations hereunder.

     (f) Except as set forth in the Disclosure Schedule, Seller is not subject to any judgement, injunction, order or arbitatration decision relating to the Assets or the conduct and operation of its business and there is no litigation or administrative proceeding pending or threatened against Seller or its business relating to the Assets or the conduct and operation of its business or which would affect Seller's ability to perform its obligations hereunder.

     (g) Seller owns no real property. Seller has, and following the Closing, Buyer will have, full and unrestricted legal and equitable title free and clear of any encumbrances to the Assets. All of the personal property to be transferred to Buyer is free of any defects and is in good and technically sound operating condition and repair, normal wear and tear excepted, is suitable for the purposes for which they are presently being used and have been maintained in a manner consistent with generally accepted standards of good engineering practice. Except as set forth in the Disclosure Schedule, each lease included in the Assets is a valid and binding obligation of Seller and is in full force and effect, and Seller, is not, and, to the knowledge of Seller, no other party is, in default in any material respect under any such lease.

     (h) All domain names, trade names, service marks, copyrights and other intellectual property used by Seller in the conduct and operation of its business is licensed to or owned by Seller, and all of Seller's rights thereto shall be fully assignable to Buyer on the Closing Date. All licenses of such intellectual property are valid and uncontested, and Seller has received no notice of infringements or unlawful use of such intellectual property in connection with the conduct and operation of its business.

     (i) Seller has complied and is in compliance with all Environmental Laws (as hereinafter defined.

          (i) Seller has no liability under any Environmental law, nor is Seller responsible (including, but not limited to, by contract or by operation of law) for any liability of any other person under any Environmental Law. There are no pending or threatened actions, suits, orders, claims, legal proceedings or other proceedings based on, and Seller, nor any officer, director or shareholder thereof has directly or indirectly received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any governmental authority or any other person or entity or knows or suspects any fact(s) which might reasonably form the basis for any such actions or notices pursuant to Environmental Laws or otherwise arising out of or relating in any way to Hazardous Materials (as hereinafter defined).

               (ii) No authorization, notification, recording, filing, consent, waiting period, remediation, investigation, or approval is required under any Environmental Law in order to consummate the transaction contemplated hereby.

               (iii)  "Environmental  Laws" means any laws  (including,  without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act) and decrees, relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials, noise control, or the protection of human health or safety, natural resources, or the environment.

               (iv)  "Hazardous   Materials"   means  any  wastes,   substances,
          radiation, or materials (whether solids, liquids or gases) (i) which are defined as "pollutants," contaminants," "hazardous wastes", "hazardous substances", "solid wastes", or other similar designations in, or otherwise listed or subject to regulation under, any Environmental Laws; (ii) which contain PCBs, asbestos, asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (iii) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment.

     (j) Attached to the Disclosure Schedule are the following financial statements for Seller (collectively, the "Financial Statements"): (i) audited balance sheet as of __________________. The financial statements present fairly the financial condition of Seller as of such date is true, correct and complete and is consistent with the books and records of Seller (which books and records are also true, correct and complete).

     (k) Since the Balance Sheet Date, there has not occurred, and Seller has not incurred or suffered, any event, circumstance or fact that could result in a material adverse effect on the business, operations, properties, condition (financial or otherwise), results of operations, assets, liabilities or prospects of the business ony in the ordinary course consistent with past practice and nothing has occurred that would have been prohibited by Paragraph 11 if the terms of such paragraph had been in affect as of and after the Balance Sheet Date. Since the Balance Sheet Date, there has not occurred, and Seller has not incurred or suffered, any event, circumstance or fact that impairs the physical assets of Seller's business.

     (l) No representation or warranty made by Seller and contained in this Agreement contains any untrue statement of fact or omits any fact required to make any statement contained herein not misleading. Seller is not aware of any impending or contemplated event or occurence that would cause any of the foregoing representations not to be true, correct and complete on the date of any such event or occurrence as if the foregoing representations were made on the date of any such event or occurrence.

     (m) Seller is not an operating company and as such has no computer software utilized in the conduct and operation of the business of Seller. Seller has not and has not been required to take steps to evaluate or remediate problems relating to the proper processing or utilization of dates that span multiple centuries because there are not computer systems in place that would require such actions to be taken.

     (n) (i) Seller has:

          (a) filed all federal, state, local and foreign Tax Returns (as hereinafter defined) required to be filed by it; (b) paid or accrued all Texas (as hereinafter defined) shown to be due on such Tax Returns or which are otherwise due and payable; and (c) paid or accrued all Taxes for which a notice of assessment or collection has been received.

          As used in this Agreement,

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and includes, without limitation, any liability for Taxes of another person, as a transferee or successor, under Treas. Reg. Section 1.1502-6 or analogous provision of law or otherwise; and

          "Tax Return" means any return, report or similar statement (including any attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim or refund, amended return or declaration of estimated Tax.

               (ii) Neither the Internal Revenue Service nor any other taxing authority has asserted in writing any claim for Taxes, or to the knowledge of Seller, is threatening to assert any claims for Taxes, against Seller. Seller has withheld or collected and paid over to the appropriate governmental entities (or is properly holding for such payment) all Taxes required by law to be withheld or collected. There are no outstanding agreements or waivers extending the statuatory period of limitation applicable to any Tax Return of Seller. Seller has not made an election under Section 34(f) of the Code. There are no liens for Taxes upon the assets of Seller (other than liens for Taxes that are not yet due).

               (iii) Seller:

                    (a) has no liability under Treasury Regulation Section 1.1502-6 or analogous state, local or foreign law provision, or

                    (b) is not a party to a Tax sharing or Tax indemnity agreement or any other agreement of a similar nature with any entity that remains in effect.

          No claim has been made by a taxing authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction. Seller is not the subject of any currently ongoing audit or examination with respect to Taxes, nor, to the knowledge of Seller, has any such audit been threatened or proposed, by any taxing authority.

          (o) Seller does not have nor has ever had any employees and as such is not liable for any costs of employee compensation or benefits relating to the business of Seller, including any taxes and related contributions, vacations and sick pay or any group medical, dental or death benefits for expenses regardless of when incurred or arising. There are no bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, favorable determination letters from the Internal Revenue Service pursuant to any pension plan qualified under Section 401(a) of the Code, employment or severance contracts, medical, dental, disability, health and life insuranc plans and other employee benefit and fringe benefit plans or other contracts maintained or contributed to by Seller for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing, or pursuant to which Seller may have any liability that are contracts with, or plans maintained primarily for the benefit of, individuals employed or rendering services in the United States and are not multiemployer plans within the meaning of Section 4001(a)(3) of ERISA (as defined in (o)(iii)) (collectively (whether or not material), the "Seller Compensation and Benefit Plans"). The execution and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurance of any additional or subsequent events) constitute an event under any Seller Compensation and Benefit Plan, trust or loan that will or may result in any payment (whether of severence pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any officers and directors of Seller.

     8. Covenant of Buyer. Buyer hereby covenants to Seller that it shall not take any action which is materially inconsistent with its obligations under this Agreement that it shall notify Seller of any litigation or administrative proceeding pending or, to Buyer's knowledge, threatened against Buyer that challenges the transactions contemplated hereby. Buyer agrees that the compliance with this covenant in all material respects shall be a condition to Seller's obligations hereunder.

     9. Certain Seller Covenants. Sell hereby makes the following covenants to Buyer, the compliance with which in all respects shall be a condition to Buyer's obligations hereunder:

     (a) Seller shall conduct and operate its business in the ordinary and prudent course of business consistent with past practices, shall not sell, lease or dispose of any Asset to be conveyed hereunder and shall preserve the business of the customers, suppliers and others having business relations with Seller's business;

     (b) Seller shall operate its business in all respects in accordance with all laws, regulations and rules applicable to such business;

     (c) Seller shall not take any action that would cause any representation or warranty contained herein to become false or invalid, and Seller shall notify Buyer of any change in any of Seller's representations and warranties contained herein; provided, however, that such notice shall not operate to cure any breach of such representations or warranties;

     (d) Seller shall not take any action which is inconsistent with Seller's obligations under this Agreement; and

     (e)  Seller  shall  notify  Buyer  of  any  litigation  or   administrative
proceeding or investigation pending or, to Seller's knowledge, threatened which challenges the transactions contemplated hereby.

     10. Certain Conditions to Buyer's Obligation. Buyer and Seller agree that Buyer's obligations hereunder are specifically conditioned upon the prior occurrence or satisfaction of the following:

     (a) Buyer shall have completed to Buyer's satisfaction its business, financial and legal due diligence investigation of Seller;

     (b) Buyer shall have received the audited balance sheet and a revised Exhibit A as close to the Closing Date as is reasonably practicable;

     (c) Buyer shall have received a written opinion of Sellers' counsel dated as of the Closing Date as to the matters set forth in Exhibit G attached hereto in form and substance satisfactory to Buyer and its counsel;

     (d) all instruments of conveyance and transfer and other documents delivered by Seller to Buyer to effect the sale, transfer and conveyance of the Assets to Buyer shall be satisfactory in form and substance to Buyer and its counsel;

     (e) Buyer shall have received evidence satisfactory to it and its counsel of the consent, approval or authorization of each party to an Assumed Contract (including evidence of the payment of any required payments) whose consent, approval or authorization shall be required in order to permit the consummation of the transactions contemplated hereby, and such consent, approval or authorization shall be in a form and substance satisfactory to Buyer and its counsel;

     (f) Buyer shall have received evidence satisfactory to it and its counsel of the consent, approval or authorization of each governmental and regulatory authority whose consent, approval or authorization shall be required in order to permit the consummation of the transactions contemplated hereby, and such consent, approval or authorization shall be in a form and substance satisfactory to Buyer and its counsel;

     (g) no litigation or administrative proceeding or investigation (whether formal or informal) shall be pending or, to Seller's knowledge, threatened which challenges the transactions contemplated hereby;

     (h) the representations and warranties of Seller contained herein shall be true, correct and complete as of the Closing Date, Seller shall have performed or complied with all covenants and agreements required by this Agreement to be performed or complied with by Seller, and Buyer shall have received a certificate of a duly authorized officer of Seller substantially in the form of Exhibit H attached hereto to the effect that, as of the Closing Date, the representations and warranties of Seller set forth herein are true and correct as of the Closing Date and that Seller has performed or complied with all of its covenants and agreements contained herein;

     (i) Buyer shall have received a certified copy of the resolutions of Seller's board of directors and shareholders authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;

     (j) Buyer's board of directors shall have authorized the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;

     (k)  Buyer  shall  have  obtained  on  terms  and   conditions   reasonably
satisfactory to it all of the financing it needs in order to consummate the transactions contemplated hereby;

     (l) Buyer shall have received a certificate of the secretary of Seller substantially in the form of Exhibit I attached hereto;

     (m) Buyer shall have obtained, at Buyer's options but not its obligation, an appraisal of Seller's value from an independent qualified appraiser which shall support the Purchase Price being paid hereunder for the Assets of Seller;

     11. Cooperation. Buyer and Seller agree to cooperate fully with one another in taking any actions necessary or helpful to accomplish the transactions contemplated hereby, including actions to obtain consents required by any third party; provided, however, that no party shall be required to take any action which would have a material adverse effect upon it or any of its affiliates.

     12. Bulk Sales. Buyer and Seller agree to waive compliance with all "bulk sales" or similar laws that may be applicable to the transactions contemplated hereby.

     13. Confidentiality; Publicity. Buyer and Seller shall each keep confidentialty all information obtained by it with respect to the other in connection with this Agreement, will use such information solely in connection with the transaction contemplated hereby, and shall return all such information to the other party if such transactions are not consummated for any reason. Neither party will issue a press release, make any disclosure or any other announcement concerning the transactions contemplated by this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

     14. Costs and Expenses. Buyer shall pay all costs incurred in connection with the audit of Seller's financials. Except as provided herein or as otherwise expressly set forth in this Agreement, Buyer and Seller agree that each party shall be solely responsible for all costs and expenses incurred by it in connection with the consummation of the transactions contemplated hereby; provided however, that all transfer, sales or use taxes or similar charges resulting from the transfer of the Assets contemplated hereby shall be borne by Seller; provide further, that if Seller breaches this Agreement and Buyer terminates this Agreement in accordance with Paragraph 18(a), Seller shall pay costs and expenses incurred by Buyer, including the fees and expenses incurred by Buyer's professional advisors with respect to the matters contemplated by this Agreement. In the event of a dispute between the parties in connection with this Agreement or the transactions contemplated hereby, each of the parties hereto agrees that the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.

     15. Indemnification.

     (a) From and after the Closing Date, Seller agrees to indemnify an hold Buyer and its affiliates harmless from and against all costs, losses and damages (including reasonable attorney fees) incurred by Buyer or Buyer's affiliates as a result of or arising out of (i) the breach by Seller of any of its representations and warranties contained in this Agreement, (ii) the failure by Seller to perform or comply with all of its covenants and agreements set forth in this Agreement, and (iii) the Excluded Liabilities.

     (b) From and after the Closing Date, Buyer agrees to indemnify and hold Seller and its affiliates harmless from and against all costs, losses and damages (including reasonable attorney fees) incurred by Seller or Seller's affiliates as a result of or arising out of (i) breach of Buyer of any of its representations and warranties contained in this Agreement, (ii) the failure by Buyer to perform or comply with all of its covenants and agreements set forth in this Agreement, and (iii) the Assumed Liabilities.

     (c) The following provisions shall govern the parties' indemnification rights and obligations hereunder.

     (i) Seller shall not be liable under this Paragraph 17 with respect to any claim by Buyer against Seller for indemnification payable under this Paragraph unless a written claim for indemnification is given by Buyer to Seller with respect thereto on or before the date upon which the applicable representation, warranty, covenant or agreement terminates; provided, however, that during the Escrow Period, the Indemnification Escrow Agreement shall govern Buyer's claims against Seller for indemnification to the extent the Indemnification Deposit is sufficient to satisfy such claims.

     (ii) Buyer shall not be liable under this Paragraph 17 with respect to any claim by Seller against Buyer for indemnification payable under this Paragraph 17 unless a written claim for indemnification is given by Seller to Buyer with respect thereto on or before the third anniversary of the Closing Date.

     (iii) The indemnified party shall make no settlement, compromise, admission or acknowledgement that would give rise to liability on the part of the indemnifying party without the prior written consent of the indemnifying party.

         (d) The representations, warranties, covenants and agreements of Seller contained herein shall survive the Closing in full force and effect for a period of three (3) years from the Closing Date; provided, however, that Seller's representation and warranties set forth in subsections (n) and (o) of Paragraph 9 shall survive the Closing in full force and effect until such time as the applicable statute of limitations has expired; provided, further, that Seller's representations and warranties set forth in subsections (a), (b) and (c) of Paragraph 9 shall survive the closing in full force and effect without limitation as to duration.

         (e) The representations, warranties, covenants and agreements of Buyer contained herein shall survive the Closing in full force and effect for a period of three (3) years from the Closing Date.

         16. Termination. This Agreement may be terminated at any time prior to Closing as follows:

     (a) by written notice of Buyer to Seller or Seller to Buyer if the other materially breaches any of its representations or warranties or defaults in the performance of its covenants or agreements contained herein and such breach or default shall not be cured within five (5) days after the date notice of such breach or default is served by the party seeking to terminate this Agreement;

     (b) by written notice of Buyer to Seller or Seller to Buyer if there shall be in effect any judgement, decree or order that would prevent or make unlawful the Closing of the transactions contemplated by this Agreement;

     (c) by written notice of Buyer to Seller, or by Seller to Buyer if the Closing shall not have been consummated on or before the date which is 60 days from the date hereof;

     (d) by written notice of Buyer to Seller at any time prior to the Closing, if Buyer is not satisfied, in its sole discretion, with its business and legal due diligence investigations of Seller; or

     17. Specific Performance. Buyer and Seller recognize that if Seller refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement.

     18. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may voluntarily or involuntarily assign its interest under this Agreement without the prior written consent of the other parties hereto, except for any assignment to an affiliate of Buyer in which case Buyer shall remain fully obligated under this Agreement.

     19. Amendment. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any amendment, waiver or consent is sought.

     20. Governing Law. This Agreement, including, without limitation, the interpretation, construction, validity and enforceability thereof, shall be governed by the laws (other than the conflict of laws rules) of the State of California.

     21. Notice. All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given: (a) if transmitted by facsimile, upon acknowlegement of receipt thereof in writing by facsimile or otherwise; (b) if personally delivered, upon delivery or refusal of delivery; (c) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery. All notices, consents, waivers or other communications required or permitted to be given hereunder shall be addressed to the respective party to whom such notice, consent, waiver or other communication relates at the following addresses:

         If to Seller, to:          Safe Travel Care




         With Copy to:



         If to Buyer, to:           Presidential Air Corporation
                                    4225 Executive Square #200
                                    La Jolla, CA 92037
                                    Attn: Paul Harbison
                                    Telephone: 858-552-0841

                                    Facsimile: 858-552-0425

         With a copy to (which shall not constitute notice):

                  Vanderkam & Associates
                  1301 Travis, #1200
                  Houston, TX 77002
                  Telephone: 713-547-8900
                  Facsimile: 713-547-8910

22. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

23. Severability. Buyer and Seller agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

24. Entire Agreement. This Agreement and the exhibits hereto embody the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

25. No Liability. Seller agrees that no stockholder, director or officer of Buyer or its affiliates shall have any personal or individual liability for the obligations of Buyer under this Agreement or any other agreement entered into in connection with this Agreement.

26. Brokers. Neither Buyer nor Seller nor any person acting on behalf of Buyer or Seller has agreed to pay any commission or finder's fee in connection with this Agreement.

27. Further Actions. After the Closing Date, Seller shall execute and deliver such other certificates, agreements, conveyances and other documents, and take such other action, as may be reasonably requested by Buyer in order to transfer and assign to, and vest in, Buyer the Assets pursuant to the terms of this Agreement.

                            [Signature pate follows]

Kindly sign where indicated below to indicate your acceptance of this Agreement with the terms set forth above.



                                    Very Truly Yours,
                                    PRESIDENTIAL AIR CORPORATION


                                    By: /s/ Paul Harbison
                                        --------------------
                                    Name: Paul Harbison
                                    Title: CEO and President


The foregoing reflects my understanding and agreement as outlined above this ______ day of April 2003.


SAFE TRAVEL CARE


By: ______________________________
         General Partner


By: ______________________________
         General Partner


By: ______________________________
         General Partner


By: ______________________________
         General Partner